                                                                     Exhibit (C)


                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                           RICHFOOD HOLDINGS, INC.,

                             DGC ACQUISITION, INC.

                                      AND

                            DART GROUP CORPORATION



                      -----------------------------------

                           Dated as of April 9, 1998

                      -----------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
                                                                            ----

                                   ARTICLE I
                                  DEFINITIONS
  Section 1.1.     Agreement................................................   2
  Section 1.2.     Certificates.............................................   2
  Section 1.3.     Closing; Closing Date....................................   2
  Section 1.4.     Code.....................................................   3
  Section 1.5.     Confidentiality Agreement................................   3
  Section 1.6.     Contracts................................................   3
  Section 1.7.     Crown....................................................   3
  Section 1.8.     Crown Common Stock.......................................   3
  Section 1.9.     Dart.....................................................   3
  Section 1.10.    Dart Common Stock........................................   3
  Section 1.11.    Dart Companies...........................................   3
  Section 1.12.    Dart Group Fiscal 1998 Financial Statements..............   4
  Section 1.13.    Dart Group SEC Reports...................................   4
  Section 1.14.    DGCL.....................................................   5
  Section 1.15.    DLJ......................................................   5
  Section 1.16.    Effective Time...........................................   5
  Section 1.17.    ERISA....................................................   5
  Section 1.18.    Exchange Act.............................................   5
  Section 1.19.    GAAP.....................................................   5
  Section 1.20.    Governmental Authority...................................   5
  Section 1.21.    HSR Act..................................................   6
  Section 1.22.    IRS......................................................   6
  Section 1.23.    Knowledge of Dart........................................   6
  Section 1.24.    Law......................................................   6
  Section 1.25.    Material Adverse Effect..................................   6
  Section 1.26.    Merger...................................................   7
  Section 1.27.    Merger Consideration.....................................   7
  Section 1.28.    Merger Subsidiary........................................   7
  Section 1.29.    Nasdaq...................................................   7
  Section 1.30.    Offer; Offer Consideration...............................   7
  Section 1.31.    Offer Documents..........................................   7
  Section 1.32.    Partnership; Partnerships................................   8
  Section 1.33.    Paying Agent.............................................   8
  Section 1.34.    Permits..................................................   8
  Section 1.35.    Richfood.................................................   8
  Section 1.36.    Rights; Rights Agreement.................................   8
  Section 1.37.    Schedule 14D-1...........................................   8
  Section 1.38.    Schedule 14D-9...........................................   9
  Section 1.39.    SEC......................................................   9
  Section 1.40.    Securities Act...........................................   9
  Section 1.41.    Shares...................................................   9
  Section 1.42.    Shoppers.................................................   9
  Section 1.43.    Subsidiary; Subsidiaries.................................   9
  Section 1.44.    Tax Returns..............................................  10

                                                                            PAGE
                                                                            ----
  Section 1.45.    Taxes....................................................  10
  Section 1.46.    Trak.....................................................  10
  Section 1.47.    Trak Common Stock........................................  11
  Section 1.48.    Wasserstein..............................................  11

                                  ARTICLE II
                                   THE OFFER
  Section 2.1.     The Offer................................................  11
  Section 2.2.     Offer Documents..........................................  13
  Section 2.3.     Dart Actions.............................................  15
  Section 2.4.     Directors................................................  18

                                  ARTICLE III
                                  THE MERGER

  Section 3.1.     The Merger...............................................  20
  Section 3.2.     Closing..................................................  21
  Section 3.3.     Effective Time of the Merger.............................  21
  Section 3.4.     Effects of the Merger....................................  21
  Section 3.5.     Stockholders' Meeting....................................  22
  Section 3.6.     Merger Without Meeting of Shareholders...................  24

                                  ARTICLE IV

                 EFFECT OF THE MERGER ON THE CAPITAL STOCK OF
            THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

  Section 4.1.     Effect on Capital Stock..................................  24
  Section 4.2.     Conversion of Securities.................................  25
  Section 4.3.     Payment for Shares.......................................  26
  Section 4.4.     Stock Transfer Books.....................................  31
  Section 4.5.     Stock Options............................................  31
  Section 4.6.     Dissenting Shares........................................  32

                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF RICHFOOD
                             AND MERGER SUBSIDIARY

  Section 5.1.     Organization and Authority...............................  33
  Section 5.2.     Authority Relative to this Agreement.....................  34
  Section 5.3.     Consents and Approvals; No Violations....................  35
  Section 5.4.     Information Supplied.....................................  36
  Section 5.5.     Financial Capability.....................................  37
  Section 5.6.     Fees and Expenses of Brokers and Others..................  37

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES
                                    OF DART

                                                                            PAGE
                                                                            ----
  Section 6.1.     Organization and Authority of the Dart Companies.........  38
  Section 6.2.     Capitalization...........................................  39
  Section 6.3.     Authority Relative to this Agreement.....................  42
  Section 6.4.     Consents and Approvals; No Violations....................  43
  Section 6.5.     Reports..................................................  45
  Section 6.6.     Absence of Certain Events................................  47
  Section 6.7.     Litigation...............................................  48
  Section 6.8.     Title to and Sufficiency of Assets.......................  49
  Section 6.9.     Contracts................................................  49
  Section 6.10.    Labor Matters............................................  51
  Section 6.11.    Employee Benefit Plans...................................  52
  Section 6.12.    Tax Matters..............................................  54
  Section 6.13.    Compliance with Law......................................  58
  Section 6.14.    Transactions With Affiliates.............................  58
  Section 6.15.    Fees and Expenses of Brokers and Others..................  59
  Section 6.16.    Absence of Undisclosed Liabilities; Guarantees...........  60
  Section 6.17.    Information Supplied.....................................  61

                                  ARTICLE VII
                                   COVENANTS
  Section 7.1.     Conduct of the Business of Dart..........................  62
  Section 7.2.     No Solicitation..........................................  69
  Section 7.3.     Access to Information; Confidentiality Agreements........  71
  Section 7.4.     Best Efforts.............................................  72
  Section 7.5.     Consents.................................................  73
  Section 7.6.     Public Announcements.....................................  73
  Section 7.7.     Dart Group Fiscal 1998 Financial Statements..............  73
  Section 7.8.     Indemnification; Insurance...............................  74
  Section 7.9.     Shoppers Senior Notes....................................  76

                                  ARTICLE VIII
               CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER
  Section 8.1.     Conditions Precedent to Each Party's Obligation to
                   Effect the Merger........................................  76
  Section 8.2.     Conditions Precedent to Obligations of Dart..............  77
  Section 8.3.     Conditions Precedent to Obligations of Richfood and
                   Merger Subsidiary........................................  78

                                   ARTICLE IX
                         TERMINATION; AMENDMENT; WAIVER

                                                                            PAGE
                                                                            ----
  Section 9.1.     Termination..............................................  79
  Section 9.2.     Effect of Termination....................................  82
  Section 9.3.     Termination Fee..........................................  82
  Section 9.4.     Amendment................................................  83
  Section 9.5.     Extension; Waiver........................................  83

                                   ARTICLE X
                                 MISCELLANEOUS
  Section 10.1.    Survival of Representations and Warranties...............  84
  Section 10.2.    Brokerage Fees and Commissions...........................  84
  Section 10.3.    Entire Agreement; Assignment.............................  85
  Section 10.4.    Notices..................................................  85
  Section 10.5.    Governing Law; Consent to Jurisdiction...................  86
  Section 10.6.    Descriptive Headings.....................................  87
  Section 10.7.    Parties in Interest......................................  87
  Section 10.8.    Counterparts.............................................  87
  Section 10.9.    Specific Performance.....................................  88
  Section 10.10.   Fees and Expenses........................................  88
  Section 10.11.   Severability.............................................  88

                             ANNEXES AND EXHIBITS

  Annex I          Conditions to the Offer
  Annex II         Certificate of Incorporation of Surviving Corporation
  Annex III        Bylaws of Surviving Corporation


  Exhibit 1.23     Knowledge of Dart
  Exhibit 6.1A     Dart Subsidiaries
  Exhibit 6.1B     Dart Partnerships
  Exhibit 6.2      Dart Companies' Outstanding Options, Warrants, Subscriptions or Other Rights
  Exhibit 6.4      Dart Required Consents
  Exhibit 6.5      Certain SEC Reports
  Exhibit 6.6      Adverse Changes Affecting Dart Companies
  Exhibit 6.7      Dart Litigation
  Exhibit 6.8      Certain Permitted Liens
  Exhibit 6.10     Dart Labor Matters
  Exhibit 6.11     Dart Benefit Plans
  Exhibit 6.12     Tax Matters Concerning Dart
  Exhibit 6.14     Transactions With Affiliates by Dart
  Exhibit 6.16     Dart Company Guarantees
  Exhibit 7.1A     Conduct of the Business of Dart
  Exhibit 7.1B     Shoppers Fiscal 1999 Capital Expenditure Budget
  Exhibit 7.1C     Representatives
  Exhibit 7.8      Indemnification Agreements

                          AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER, dated as of April 9, 1998, by and among RICHFOOD HOLDINGS, INC., a Virginia corporation ("Richfood"), DGC ACQUISITION, INC., a Delaware corporation ("Merger Subsidiary"), and DART GROUP CORPORATION, a Delaware corporation ("Dart").

                                    RECITALS
                                    --------

     WHEREAS, the respective Boards of Directors of Richfood, Merger Subsidiary and Dart have unanimously approved the acquisition of Dart by Richfood, by means of the merger of Merger Subsidiary with and into Dart (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, to effectuate the acquisition, Richfood and Dart each desire that Richfood cause Merger Subsidiary to commence a cash tender offer to purchase all of the outstanding shares of common stock, par value $1.00 per share, of Dart ("Shares" or "Dart Common Stock"), upon the terms and subject to the conditions set forth in this Agreement and the Offer Documents (as defined in Section 2.2
                                                                   -----------
hereof), and the Board of Directors of Dart has unanimously approved such tender offer and has resolved to recommend to its stockholders that they accept the tender offer and tender their shares of Dart Common Stock pursuant thereto; and

     WHEREAS, Richfood, Merger Subsidiary and Dart desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to consummation thereof;

     NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     Section 1.1.   Agreement.  "Agreement" shall mean this Agreement, together
                    ---------
with the Annexes and Exhibits attached hereto, as amended from time to time in accordance with the terms hereof.

     Section 1.2.   Certificates.  "Certificates" shall have the meaning given
                    ------------
in Section 4.3.(b) hereof.
   ---------------

     Section 1.3.   Closing; Closing Date.  "Closing" shall mean the closing
                    ---------------------
held pursuant to Section 3.2 hereof, and "Closing Date" shall mean the date on
                 -----------
which the Closing occurs.

     Section 1.4.   Code.  "Code" shall mean, as appropriate, the Internal
                    ----
Revenue Code of 1954 or of 1986, each as amended.

     Section 1.5.   Confidentiality Agreement.  "Confidentiality Agreement"
                    -------------------------
shall mean the letter agreement, dated as of February 3, 1998, between Dart and Richfood.

     Section 1.6.   Contracts.  "Contracts" shall mean contracts, agreements,
                    ---------
leases, licenses, arrangements, understandings, relationships and commitments, written or oral.

     Section 1.7.   Crown.  "Crown" shall mean Crown Books Corporation, a
                    -----
Delaware corporation and Subsidiary of Dart.

     Section 1.8.   Crown Common Stock.  "Crown Common Stock" shall mean the
                    ------------------
common stock, $0.01 par value, of Crown.

     Section 1.9.   Dart.  "Dart" shall mean Dart Group Corporation, a Delaware
                    ----
corporation.

     Section 1.10.  Dart Common Stock.  "Dart Common Stock" shall mean the
                    -----------------
common stock, par value $1.00 per share, of Dart.

     Section 1.11.  Dart Companies.  "Dart Companies" shall mean Dart, its
                    --------------
Subsidiaries and the Partnerships in which it has an interest.

     Section 1.12.  Dart Group Fiscal 1998 Financial Statements.   "Dart Group
                    -------------------------------------------
Fiscal 1998 Financial Statements" shall mean the audited consolidated balance sheets of Dart, Crown, Shoppers and Trak, each as of January 31, 1998, or February 1, 1998, as the case may be, and the related audited consolidated statements of earnings, stockholders' equity and cash flows for the fiscal years then ended, together with the notes thereto, to be delivered to Richfood by Dart in accordance with Section 7.7 hereof.
                   -----------

     Section 1.13.  Dart Group SEC Reports.  "Dart Group SEC Reports" shall mean
                    ----------------------
(a) the Annual Reports on Form 10-K of Dart, Crown and Trak for their respective fiscal years ended January 31, 1997, or February 1, 1997, as the case may be,
(b) the Registration Statement on Form S-4 of Shoppers (Reg. No. 333-32825), as amended through the date hereof, and (c) all documents filed by Dart, Crown, Shoppers or Trak with the SEC pursuant to Sections 13(a) and 13(c) of the Exchange Act, any definitive proxy statements filed pursuant to Section 14 of the Exchange Act and any report filed pursuant to Section 15(d) of the Exchange Act, in each case following the filing of such Annual Reports on Form 10-K (or, in the case of Shoppers, the effective date of such registration statement) and prior to the date hereof.

     Section 1.14.  DGCL.  "DGCL" shall mean the Delaware General Corporation
                    ----
Law, as amended.

     Section 1.15.  DLJ.  "DLJ" shall mean Donaldson, Lufkin & Jenrette
                    ---
Securities Corporation, financial advisors to Richfood.

     Section 1.16.  Effective Time.  "Effective Time" shall have the meaning
                    --------------
given in Section 3.3 hereof.
         -----------

     Section 1.17.  ERISA.  "ERISA" shall mean the Employee Retirement Income
                    -----
Security Act of 1974, as amended.

     Section 1.18.  Exchange Act.  "Exchange Act" shall mean the Securities
                    ------------
Exchange Act of 1934, as amended.

     Section 1.19.  GAAP.  "GAAP" shall mean generally accepted accounting
                    ----
principles as in effect in the United States of America at the time of the preparation of the subject financial statement.

     Section 1.20.  Governmental Authority.  "Governmental Authority" shall mean
                    ----------------------
any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States, any of its possessions or territories, or of any foreign nation.

     Section 1.21.  HSR Act.  "HSR Act" shall mean the Hart-Scott-Rodino
                    -------
Antitrust Improvements Act of 1976, as amended.

     Section 1.22.  IRS.  "IRS" shall mean the Internal Revenue Service.
                    ---

     Section 1.23.  Knowledge of Dart.  "Knowledge of Dart" shall mean the
                    -----------------
actual knowledge, after due inquiry, of those officers of the Dart Companies identified on Exhibit 1.23 attached hereto.
              ------------

     Section 1.24.  Law.  "Law" shall mean any federal, state, provincial, local
                    ---
or other law or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder.

     Section 1.25.  Material Adverse Effect.  "Material Adverse Effect" shall
                    -----------------------
mean, with respect to any entity or group of entities, a material adverse effect on the business, operations, assets, liabilities, financial condition or results of operations of such entity or group of entities taken as a whole, other than any change, circumstance or effect (i) relating to the economy or securities markets in general, (ii) relating to the industries in which Dart or Richfood operate and not specifically relating to Dart or Richfood, (iii) set forth or described in the Dart Group SEC Reports, (iv) resulting from the execution of this Agreement, the announcement of this Agreement and the transactions contemplated hereby or any change in the value of Dart Common Stock relating to such execution or announcement or (v) in the case of Dart, resulting in a diminution in the value after the date hereof of the shares of Crown common stock held by Dart.

     Section 1.26.  Merger.  "Merger" shall mean the merger of Merger Subsidiary
                    ------
with and into Dart at the Effective Time.

     Section 1.27.  Merger Consideration.  "Merger Consideration" shall have the
                    --------------------
meaning given in Section 4.2.(a) hereof.
                 ---------------

     Section 1.28.  Merger Subsidiary.  "Merger Subsidiary" shall mean DGC
                    -----------------
Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Richfood.

     Section 1.29.  Nasdaq.  "Nasdaq" shall mean The Nasdaq National Market.
                    ------

     Section 1.30.  Offer; Offer Consideration.  "Offer" and "Offer
                    --------------------------
Consideration" shall have the respective meanings given in Section 2.1.(a)
                                                           ---------------
hereof.

     Section 1.31.  Offer Documents.  "Offer Documents" shall have the meaning
                    ---------------
given in Section 2.2 hereof.
         -----------

     Section 1.32.  Partnership; Partnerships.  "Partnership" shall mean any
                    -------------------------
limited or general partnership, joint venture or other business association, other than a Subsidiary, in which any party has a direct or indirect interest (collectively, "Partnerships").

     Section 1.33.  Paying Agent.  "Paying Agent" shall mean First Union
                    ------------
National Bank of North Carolina.

     Section 1.34.  Permits.  "Permits" shall mean permits, licenses and
                    -------
governmental authorizations, registrations and approvals.

     Section 1.35.  Richfood.  "Richfood" shall mean Richfood Holdings, Inc., a
                    --------
Virginia corporation.

     Section 1.36.  Rights; Rights Agreement.  "Rights" shall mean the preferred
                    ------------------------
share purchase rights issued by Dart pursuant to the Rights Agreement, dated as of February 17, 1998 (the "Rights Agreement"), between Dart and The Bank of New York, as rights agent.

     Section 1.37.  Schedule 14D-1.  "Schedule 14D-1" shall have the meaning
                    --------------
given in Section 2.2 hereof.
         -----------

     Section 1.38.  Schedule 14D-9.  "Schedule 14D-9" shall have the meaning
                    --------------
given in Section 2.3 hereof.
         -----------

     Section 1.39.  SEC.  "SEC" shall mean the Securities and Exchange
                    ---
Commission.

     Section 1.40.  Securities Act.  "Securities Act" shall mean the Securities
                    --------------
Act of 1933, as amended.

     Section 1.41.  Shares.  "Shares" shall mean shares of Dart Common Stock.
                    ------

     Section 1.42.  Shoppers.  "Shoppers" shall mean Shoppers Food Warehouse
                    --------
Corporation, a Delaware corporation and indirect wholly-owned Subsidiary of Dart.

     Section 1.43.  Subsidiary; Subsidiaries.  "Subsidiary" shall mean (i) each
                    ------------------------
corporate entity with respect to which a party has the right to vote (directly or indirectly through one or more other entities or otherwise) shares representing 50% or more of the votes eligible to be cast in the election of directors of such entity, and (ii) each other corporate entity which constitutes a "significant subsidiary," as defined in Rule 1-02 of Regulation S-X adopted under the Exchange Act (collectively, "Subsidiaries").

     Section 1.44.  Tax Returns. "Tax Returns" shall mean any report, return,
                    -----------
information statement, payee statement or other information required to be provided to any federal, state, local or foreign Governmental Authority, or otherwise retained, with respect to Taxes or the Dart Benefit Plans (as defined in Section 6.11 hereof).
   ------------

     Section 1.45.  Taxes.  "Taxes" shall mean any and all taxes, levies,
                    -----
imposts, duties, assessments, charges and withholdings imposed or required to be collected by or paid over to any federal, state, local or foreign Governmental Authority or any political subdivision thereof, including without limitation income, gross receipts, ad valorem, value added, minimum tax, franchise, sales,
                        -- -------
use, excise, license, real or personal property, unemployment, disability, stock transfer, mortgage recording, estimated, withholding or other tax, governmental fee or other like assessment or charge of any kind whatsoever, and including any interest, penalties, fines, assessments or additions to tax imposed in respect of the foregoing, or in respect of any failure to comply with any requirement regarding Tax Returns.

     Section 1.46.  Trak.  "Trak" shall mean Trak Auto Corporation, a Delaware
                    ----
corporation and Subsidiary of Dart.

     Section 1.47.  Trak Common Stock.  "Trak Common Stock" shall mean the
                    -----------------
common stock, $0.01 par value per share, of Trak.

     Section 1.48.  Wasserstein.  "Wasserstein" shall mean Wasserstein Perella &
                    -----------
Co., Inc., financial advisors to Dart.

                                   ARTICLE II
                                   THE OFFER

     Section 2.1.   The Offer.  (a)  Provided that this Agreement shall not have
                    ---------
been terminated pursuant to Article IX, as promptly as practicable (but in any
                            ----------
event not later than five business days after the public announcement of the execution and delivery of this Agreement), Richfood shall cause Merger Subsidiary to commence (within the meaning of Rule 14d-2 under the Exchange Act) an offer to purchase (the "Offer") all outstanding shares of Dart Common Stock at a price of $160.00 per share, net to the seller in cash (such amount, or any greater amount per Share paid pursuant to the Offer, being hereinafter referred to as the "Offer Consideration"). The obligation of Richfood and Merger Subsidiary to commence the Offer, consummate the Offer, accept for payment and to pay for shares of Dart Common Stock validly tendered in the Offer and not withdrawn shall be subject only to those conditions set forth in Annex I
                                                                 -------
hereto, including the condition that a number of Shares representing a majority of all outstanding Shares on a fully-diluted basis shall have been validly tendered and not withdrawn prior to the expiration of the Offer. The initial expiration date of the Offer will be midnight on the twentieth business day after the Offer is commenced.

     (b) Merger Subsidiary expressly reserves the right to increase the price per share payable in the Offer or to make any other changes in the terms and conditions of the Offer, except that without the prior written consent of Dart, Merger Subsidiary shall not (i) decrease or change the form of the Offer Consideration or decrease the number of Shares sought pursuant to the Offer,
(ii) impose additional conditions to the Offer, (iii) extend the expiration date of the Offer (except as required by Law or the applicable rules and regulations of the SEC) or (iv) amend any term of the Offer in any manner adverse to holders of shares of Dart Common Stock; provided, however, that, except as set forth
                                --------  -------
above, Merger Subsidiary may waive any condition to the Offer in its sole discretion (other than the Minimum Condition, as defined in Annex I, which
                                                            -------
Merger Subsidiary may not waive); and provided further, that the Offer may be
                                     -------- -------
extended in connection with an increase in the consideration to be paid pursuant to the Offer so as to comply with applicable rules and regulations of the SEC; and provided, further, that the Offer may be extended by Merger Subsidiary for
    --------  -------
up to ten (10) business days after the initial expiration date if fewer than 90% of the Shares outstanding as of such date have been tendered at such date, so long as, in connection with such extension, Merger Subsidiary irrevocably waives the conditions to the Offer set forth in clauses (b), (c), (f), (g)(1) and (h) of Annex I. Assuming the prior satisfaction or waiver of the conditions to the
   -------
Offer, Merger Subsidiary shall accept for payment, and pay for, in accordance with the terms of the Offer, all shares of Dart Common Stock validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the expiration date thereof. Notwithstanding the foregoing, Merger Subsidiary shall, and Richfood agrees to cause Merger Subsidiary to, extend the Offer from time to time until June 30, 1998, if, and to the extent that, at the initial expiration date of the Offer, or any subsequent extension thereof, all conditions to the Offer have not been satisfied or waived; provided, however,
                                                           --------  -------
that Richfood and Merger Subsidiary shall have no obligation to extend the Offer if Dart's failure to fulfill any obligation under this Agreement has been the cause of or has resulted in the failure of any such condition being satisfied.

     (c) Richfood shall provide or cause to be provided to Merger Subsidiary all of the funds necessary to purchase any Shares of Dart Common Stock that Merger Subsidiary becomes obligated to purchase pursuant to the Offer.

     Section 2.2.   Offer Documents.  On the date of commencement of the Offer,
                    ---------------
Richfood and Merger Subsidiary shall file or cause
to be filed with the SEC a Tender Offer Statement on Schedule 14D-1 (the "Schedule 14D-1") with respect to the Offer which shall contain the offer to purchase and related letter of transmittal (such Schedule 14D-1, letter of transmittal and other ancillary Offer documents and instruments pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "Offer Documents") and shall contain (or shall be amended in a timely manner to contain) all information which is required to be included therein in accordance with the Exchange Act and the rules and regulations thereunder and any other applicable Law, and shall conform in all material respects with the requirements of the Exchange Act and any other applicable Law; provided, however, that no agreement or representation is hereby made or shall
--------  -------
be made by Richfood or Merger Subsidiary with respect to information supplied by Dart in writing expressly for inclusion in, or with respect to Dart information derived from the Dart Group SEC Reports which is included or incorporated by reference in, the Offer Documents. Richfood, Merger Subsidiary and Dart each agrees promptly to correct any information provided by them for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect and Merger Subsidiary further agrees to take all lawful action necessary to cause the Offer Documents as so corrected to be filed promptly with the SEC and to be disseminated to holders of Dart Common Stock, in each case as and to the extent required by applicable Law. Dart and its counsel shall be given the opportunity to review and comment upon the Offer Documents to be filed with the SEC prior to any such filing. In addition, Richfood and Merger Subsidiary agree to provide Dart and its counsel in writing with any comments or other communications that Richfood, Merger Subsidiary or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments or other communications.

     Section 2.3.   Dart Actions.  (a)  Dart hereby approves of and consents to
                    ------------
the Offer and represents and warrants that (i) Dart's Board of Directors (at a meeting duly called and held) has (A) unanimously determined that each of this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are fair to and in the best interests of Dart and its stockholders, (B) approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger, (C) resolved to elect not to be subject to any state takeover law that is or purports to be applicable to the Offer, the Merger or the transactions contemplated by this Agreement, (D) taken all steps necessary to render Section 203 of the DGCL inapplicable to this Agreement, and the transactions contemplated hereby and thereby, including the Offer and the Merger and (E) subject to the fiduciary duties of the Board of Directors applicable from time to time, resolved to recommend that the holders of Dart Common Stock accept the Offer and tender all of their Shares pursuant thereto and approve the Merger, and (ii) Wasserstein has delivered to the Board of Directors of Dart its written opinion that the Offer Consideration to be received by the holders of Dart Common Stock in the Offer and the Merger Consideration to be received by the holders of Dart Common Stock in the Merger as contemplated in this Agreement is fair, from a financial point of view, to such holders, and Wasserstein has consented to the inclusion of such opinion in the Offer Documents. Dart hereby consents to the inclusion in the Offer Documents of the recommendation of its Board of Directors referred to in this
Section 2.3.  Dart hereby agrees to file with the SEC simultaneously with the
-----------
filing by Richfood and Merger Subsidiary of the Schedule 14D-1, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9") which will contain (subject to the fiduciary duties of the Board of Directors as advised by counsel) such recommendation of the Board of Directors of Dart in favor of the Offer and Merger and otherwise complying with Rule 14d-9 under the Exchange Act. Dart covenants that the Schedule 14D-9 shall comply in all material respects with the Exchange Act and any other applicable Law and shall contain (or shall be amended in a timely manner to contain) all information which is required to be included therein in accordance with the Exchange Act and the rules and regulations thereunder and any other applicable Law. Dart, Richfood and Merger Subsidiary each agree promptly to correct any information provided by them for use in the Schedule

14D-9 if and to the extent that it shall have become false or misleading in any material respect and Dart further agrees to take all lawful action necessary to cause the Schedule 14D-9 as so corrected to be filed promptly with the SEC and disseminated to the holders of Dart Common Stock, in each case as and to the extent required by applicable Law. Richfood, Merger Subsidiary and their counsel shall be given an opportunity to review and comment upon the Schedule 14D-9 and any amendments thereto prior to the filing thereof with the SEC. In addition, Dart agrees to provide Richfood, Merger Subsidiary and their counsel in writing with any comments or other communications that Dart or its counsel may receive from time to time from the SEC or its staff with respect to the
Schedule 14D-9 promptly after the receipt of such comments or other communications. In connection with the Offer, Dart shall (or shall cause its transfer agent to) promptly furnish Richfood with mailing labels, security position listings and all available listings or computer files containing the names and addresses of the record holders of Dart Common Stock as of the latest practicable date and shall furnish Richfood with such information and assistance (including updated lists of stockholders, mailing labels and lists of security positions) as Richfood or its agents may reasonably request in communicating the Offer to the record and beneficial holders of Dart Common Stock. Subject to the requirements of applicable Law, and except for such actions as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the

Offer and the Merger, Richfood and Merger Subsidiary shall hold in confidence the information contained in such labels and lists, shall use such information only in connection with the Offer and the Merger, and, if the Offer or this Agreement is terminated in accordance with its terms, shall deliver promptly to Dart (or destroy and certify to Dart the destruction of) all copies of such information then in their possession.

     (b) The Board of Directors of Dart has (i) determined, pursuant to Section
                                                                        -------
3(a)(ii) of the Rights Agreement, that the Distribution Date (as defined in the
--------
Rights Agreement) that would otherwise occur by virtue of the commencement of the Offer shall be indefinitely postponed, and (ii) approved the redemption of the Rights pursuant to Section 23(a) of the Rights Agreement in connection with
                       -------------
the Offer and the Merger and shall cause such redemption to occur immediately prior to Merger Subsidiary's purchase of Shares pursuant to the Offer.

     Section 2.4.   Directors.  (a)  Promptly upon the purchase by Richfood or
                    ---------
any of its Subsidiaries (including Merger Subsidiary) of such number of shares of Dart Common Stock which represents at least a majority of the outstanding shares of Dart Common Stock, and from time to time thereafter, Richfood shall be entitled to designate such number of directors ("Richfood's Designees"), rounded up to the next whole number, as will give Richfood representation on the Board of Directors of Dart equal to the product of (x) the number of directors on the Board of Directors of Dart (giving effect to any increase in the number of directors pursuant to this
Section 2.4), and (y) the percentage that such number of Shares so purchased
-----------
bears to the aggregate number of Shares outstanding (such number being, the "Board Percentage"), and Dart shall, subject to Richfood's having theretofore provided Dart with the information with respect to Richfood's Designees required pursuant to Section 14(f) of the Exchange Act, promptly satisfy the Board Percentage by (i) increasing the size of the Board of Directors of Dart, or (ii) securing the resignations of such number of directors as is necessary to enable Richfood's Designees to be elected to the Board of Directors of Dart (and Dart shall use its best efforts to cause the then-remaining members of the Dart's Board of Directors to promptly so elect Richfood's Designees). At the request of Richfood, Dart shall take, at Dart's expense, all lawful action necessary to effect any such election, including, without limitation, mailing to Dart's stockholders the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, unless such information has previously been provided to Dart's stockholders in the Schedule 14D-9.

     (b) Following the election or appointment of Richfood's Designees pursuant to this Section 2.4 and prior to the Effective Time of the Merger, any amendment
        -----------
or termination of this

Agreement by Dart, extension for the performance or waiver of the obligations or other acts of Richfood or Merger Subsidiary hereunder by Dart or waiver of Dart's rights hereunder shall require the concurrence of a majority of directors of Dart then in office who are directors on the date hereof and who voted to approve this Agreement; provided, that if there shall be no such directors, such
                        --------
actions may be effected by majority vote of the entire Board of Directors of Dart; and provided, further, that after the approval of this Agreement by the
          --------  -------
stockholders of Dart, no such amendment, termination, modification or supplement shall reduce or change the Merger Consideration or adversely affect the rights of Dart's stockholders hereunder without the approval of such stockholders.

                                  ARTICLE III
                                   THE MERGER

     Section 3.1.   The Merger.  Upon the terms and subject to the conditions
                    ----------
set forth in this Agreement, and in accordance with the DGCL, Merger Subsidiary shall be merged with and into Dart at the Effective Time. At the Effective Time, the separate corporate existence of Merger Subsidiary shall cease, and Dart shall continue as the surviving corporation and a direct wholly-owned subsidiary of Richfood (Merger Subsidiary and Dart are sometimes hereinafter referred to as "Constituent Corporations" and, as the context requires, Dart is sometimes hereinafter referred to as the "Surviving Corporation"), and shall continue under the name "DART GROUP CORPORATION."

     Section 3.2.   Closing.  Unless this Agreement shall have been terminated
                    -------
and the transactions herein contemplated shall have been abandoned pursuant to
Section 9.1, the closing of the Merger (the "Closing") shall take place at 10:00
-----------
a.m., local time, on the third business day following satisfaction or waiver of the conditions set forth in Article VIII (the "Closing Date"), at the offices of
                            ------------
Hunton & Williams, 951 East Byrd Street, Richmond, Virginia 23219, unless another date, time or place is agreed to in writing by the parties hereto.

     Section 3.3.   Effective Time of the Merger.  Subject to the provisions of
                    ----------------------------
this Agreement, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, as provided in the DGCL, as soon as practicable on or after the Closing Date. The Merger shall become effective upon such filing or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").

     Section 3.4.   Effects of the Merger.  (a)  The Merger shall have the
                    ---------------------
effects as set forth in the applicable provisions of the DGCL.

     (b) The directors and the officers of Merger Subsidiary immediately prior to the Effective Time shall, from and after the Effective Time, be the initial directors and officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

     (c) The Certificate of Incorporation of Dart immediately prior to the Effective Time shall be amended by virtue of the Merger to read in its entirety as set forth in Annex II attached hereto, until thereafter duly amended in
                --------
accordance with the terms thereof and the DGCL.

     (d) The Bylaws of Dart as in effect immediately prior to the Effective Time shall be amended by virtue of the Merger to read in its entirety as set forth in Annex III attached hereto, until thereafter duly amended in accordance with the
---------
terms thereof, the Certificate of Incorporation and the DGCL.

     Section 3.5.   Stockholders' Meeting.  (a)  If required by applicable Law
                    ---------------------
in order to consummate the Merger, Dart, acting through its Board of Directors, shall, in accordance with applicable Law and Dart's Certificate of Incorporation and Bylaws:

          (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as soon as practicable following the acceptance for payment of Shares by Merger Subsidiary pursuant to the Offer for the purpose of considering and taking action upon the Merger and this Agreement;

          (ii) prepare and file with the SEC a preliminary proxy statement relating to the Merger and this Agreement, and use its reasonable best efforts
(x) to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Richfood, to respond promptly to any comments made by the SEC with respect to the preliminary proxy statement and cause a definitive proxy statement (the "Proxy Statement") to be mailed to its stockholders, and (y) to obtain the necessary approvals of the Merger and this Agreement by its stockholders; and

          (iii) subject to the fiduciary duties of the Board of Directors as advised by counsel, include in the Proxy Statement the recommendation of Dart's Board of Directors that stockholders of Dart vote in favor of the approval of the Merger and this Agreement.

     (b) Richfood agrees that it will vote, or cause to be voted, all of the Shares then owned by it, Merger Subsidiary or any of its other Subsidiaries in favor of the approval of the Merger and this Agreement.

     Section 3.6.   Merger Without Meeting of Shareholders.  Notwithstanding
                    --------------------------------------
Section 3.5 hereof, in the event that Richfood, Merger Subsidiary and any other
-----------
Subsidiary of Richfood shall acquire at least 90% of the outstanding Shares pursuant to the Offer, the parties hereto agree to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the acceptance for payment of Shares by Merger Subsidiary pursuant to the Offer without a meeting of stockholders of Dart, in accordance with Section 253 of the DGCL.

                                   ARTICLE IV

                  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF
             THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     Section 4.1.   Effect on Capital Stock.  At the Effective Time, by virtue
                    -----------------------
of the Merger and without any action on the part of the holder of any shares of Dart Common Stock or the holder of any capital stock of Merger Subsidiary:

     (a) Capital Stock of Merger Subsidiary.  Each share of the capital stock of
         ----------------------------------
Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable shares of common stock, par value $0.10 per share, of the Surviving Corporation.

     (b) Cancellation of Treasury Stock and Richfood-Owned Stock.  Each share of
         -------------------------------------------------------
Dart Common Stock and all other shares of capital stock of Dart that are owned by Dart and all shares of Dart Common Stock and other shares of capital stock of Dart owned by Richfood, Merger Subsidiary or any other wholly-owned Subsidiary of Richfood or Dart shall be canceled and retired and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor.

     Section 4.2.   Conversion of Securities.  At the Effective Time, by virtue
                    ------------------------
of the Merger and without any action on the part of Merger Subsidiary, Dart or the holders of any of the shares thereof:

     (a) Subject to the other provisions of this Section 4.2, each share of Dart
                                                 -----------
Common Stock issued and outstanding immediately prior to the Effective Time (excluding shares owned, directly or indirectly, by Dart or any wholly-owned Subsidiary of Dart or by Richfood, Merger Subsidiary or any other wholly-owned Subsidiary of Richfood and excluding Dissenting Shares (as defined in Section
                                                                      -------
4.6)) shall be converted into the right to receive the Offer Consideration,
---
payable to the holder thereof, without any interest thereon (the "Merger Consideration"), upon surrender and exchange of the Certificates (as defined in

Section 4.3.(b)).
---------------

     (b) All shares of Dart Common Stock, when converted as provided in Section
                                                                        -------
4.2.(a), no longer shall be outstanding and shall automatically be canceled and
-------
retired and shall cease to exist, and each Certificate previously evidencing such Shares shall thereafter represent only the right to receive the Merger Consideration. The holders of Certificates previously evidencing Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to Dart Common Stock except as otherwise provided herein or by Law and, upon the surrender of Certificates in accordance with the provisions of Section 4.3 (but subject to Section 4.6), such Certificates shall represent
   -----------                 -----------
only the right to receive for their Shares the Merger Consideration, without any interest thereon.

     Section 4.3.   Payment for Shares.  (a)  Paying Agent.  Prior to the
                    ------------------        ------------
Effective Time, Richfood shall deposit or shall cause to be deposited with the Paying Agent in a separate fund established for the benefit of the holders of shares of Dart Common Stock, for payment in accordance with this Article IV,
                                                                 ----------
through the Paying Agent (the "Payment Fund"), immediately available funds in amounts necessary to make the payments pursuant to Section 4.2.(a) and this
                                                   ---------------
Section 4.3 to holders of shares of Dart Common Stock (other than Dart or any
-----------
wholly-owned Subsidiary of Dart or Richfood, Merger Subsidiary or any other wholly-owned Subsidiary of Richfood, or holders of Dissenting Shares). The Paying Agent shall, pursuant to irrevocable instructions, pay the Merger Consideration out of the Payment Fund. From time to time at or after the Effective Time, Richfood shall take all lawful action necessary to make or cause to be made the appropriate cash payments, if any, to holders of Dissenting Shares. Prior to the Effective Time, Richfood shall enter into such appropriate commercial arrangements, if any, as may be necessary to ensure effectuation of the immediately preceding sentence. The Paying Agent shall invest portions of the Payment Fund as Richfood directs in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest investment grade rating from both Moody's Investors Services, Inc. and Standard & Poor's Corporation, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $100,000,000 (collectively, "Permitted Investments"); provided, however, that the maturities of Permitted Investments shall be such as
--------  -------
to permit the Paying Agent to make prompt payment to former holders of Dart Common Stock entitled thereto as contemplated by this Section. All earnings on Permitted Investments shall be paid to Richfood. If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of shares of Dart Common Stock shall be entitled under this Section 4.3, Richfood
                                                         -----------
shall promptly restore such amount of the inadequacy to the Payment Fund, and in any event shall be liable for payment thereof. The Payment Fund shall not be used for any purpose except as expressly provided in this Agreement.

     (b) Payment Procedures.  As soon as reasonably practicable after the
         ------------------
Effective Time, Richfood shall instruct the Paying Agent to mail to each holder of record (other than Dart or any wholly-owned Subsidiary of Dart or Richfood, Merger Subsidiary or any other wholly-owned Subsidiary of Richfood) of a Certificate or Certificates which, immediately prior to the Effective Time, evidenced outstanding shares of Dart Common Stock (the "Certificates"), (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent, and shall be in such form and have such other provisions as Richfood reasonably may specify), and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for payment therefor. Upon surrender of a Certificate for cancellation to the Paying Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in respect thereof cash in an amount equal to the product of (x) the number of shares of Dart Common Stock represented by such Certificate, and (y) the Merger Consideration, and the Certificate so surrendered shall forthwith be canceled. No interest shall be paid or accrued on the Merger

Consideration payable upon the surrender of any Certificate. If payment is to be made to a Person (as defined below) other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the surrendered Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section
                                                                         -------
4.3, after the Effective Time each Certificate (other than Certificates
---
representing Shares owned by Dart or any wholly-owned Subsidiary of Dart or Richfood, Merger Subsidiary or any other wholly-owned Subsidiary of Richfood) shall represent for all purposes only the right to receive the Merger Consideration. For purposes of this Agreement, "Person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

     (c) Termination of Payment Fund; Interest.  Any portion of the Payment Fund
         -------------------------------------
which remains undistributed to the holders of Dart Common Stock for one year after the Effective Time shall be delivered to Dart, upon demand, and any holders of Dart Common Stock who have not theretofore complied with this Article
                                                                        --------
IV and
--
the instructions set forth in the letter of transmittal mailed to such holder after the Effective Time shall thereafter look only to Dart for payment of the Merger Consideration to which they are entitled; provided that if, but only if,
                                                 --------
Dart shall have defaulted in its obligation to make such payment within a reasonable period of time after receipt of written request therefor from any such holder, such holder may thereafter look to Richfood for payment of the Merger Consideration to which they are entitled. All interest accrued in respect of the Payment Fund shall inure to the benefit of and be paid to Richfood.

     (d) No Liability.  Neither Richfood nor the Surviving Corporation shall be
         ------------
liable to any holder of shares of Dart Common Stock for any cash from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (e) Withholding Rights.  Richfood or Dart shall be entitled to deduct and
         ------------------
withhold, or cause the Paying Agent to deduct and withhold, from the consideration otherwise payable pursuant to this Agreement to any holder of Certificates such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, (i) such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the

Certificates in respect of which such deduction and withholding was made, and
(ii) Richfood or Dart shall provide, or cause the Paying Agent to provide, to the holders of such Certificates written notice of the amounts so deducted or withheld.

     Section 4.4.   Stock Transfer Books.  At the Effective Time, the stock
                    --------------------
transfer books of Dart shall be closed and there shall be no further registration of transfers of shares of Dart Common Stock thereafter on the records of Dart.

     Section 4.5.   Stock Options.  After the Effective Time, each holder of (i)
                    -------------
a then outstanding option (collectively, the "Employee Options") to purchase Shares under Dart's 1992 Stock Option Plan and the Option Agreements between Dart and certain of its officers, directors, employees and consultants thereunder (the "Stock Option Plan"), or (ii) any other option, warrant or other right to acquire (upon purchase, exchange, conversion or otherwise) shares of Dart Common Stock (collectively, the "Other Options" and, together with the Employee Options, the "Options"), shall be entitled to receive for each Share subject to such Option, in settlement and cancellation thereof, an amount (subject to any applicable withholding tax) in cash equal to the difference between the Merger Consideration and the per Share exercise price of such Option, to the extent such difference is a positive number (such amount being hereinafter referred to as, the "Option Consideration"). In addition, in the alternative, each holder of an Option outstanding at the commencement of the Offer may tender such Option and thereby be entitled to receive for each Share subject to such Option, upon consummation of the Offer and in settlement and cancellation of such Option, an amount (subject to any applicable withholding tax) in cash equal to the Option Consideration. Notwithstanding the foregoing provisions of this
Section 4.5, with respect to any Person subject to Section 16(a) of the Exchange
-----------
Act, any such Option Consideration shall be paid as soon as practicable after the first date payment can be made without liability to such Person under
Section 16(b) of the Exchange Act. Dart represents and warrants to Richfood and Merger Subsidiary that the Stock Option Plan has been or will be amended to the extent necessary to give effect to the foregoing as of the commencement of the Offer. Upon receipt of the related Option Consideration, the Option shall be canceled. The surrender of an Option to Dart in exchange for the Option Consideration shall be deemed a release of any and all rights the holder had or may have had in respect of such Option.

     Section 4.6.   Dissenting Shares.  Notwithstanding any other provisions of
                    -----------------
this Agreement to the contrary, shares of Dart Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such shares instead shall, from and after the Effective Time, represent only the right to receive payment of the appraised value of such shares of Dart Common Stock held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Dart Common Stock under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender, in the manner provided in Section 4.3, of the Certificate or Certificates that,
                   -----------
immediately prior to the Effective Time, evidenced such shares of Dart Common Stock.

                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF RICHFOOD
                             AND MERGER SUBSIDIARY

     Richfood and Merger Subsidiary represent and warrant to Dart as follows:

     Section 5.1.   Organization and Authority.  Each of Richfood and Merger
                    --------------------------
Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Merger Subsidiary was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

     Section 5.2.   Authority Relative to this Agreement.  The execution,
                    ------------------------------------
delivery and performance of this Agreement and of all of the other documents and instruments required hereby by Richfood and Merger Subsidiary are within the corporate power of Richfood and Merger Subsidiary. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the respective Boards of Directors of Richfood and Merger Subsidiary, and by Richfood as the sole shareholder of Merger Subsidiary, and no other corporate or shareholder proceedings on the part of Richfood or Merger Subsidiary are necessary to authorize this Agreement or to consummate the transactions contemplated herein. This Agreement and all of the other documents and instruments required hereby have been or will be duly and validly executed and delivered by Richfood or Merger Subsidiary and (assuming the due authorization, execution and delivery hereof and thereof by Dart) constitute or will constitute valid and binding agreements of Richfood and Merger Subsidiary, enforceable against them in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

     Section 5.3.   Consents and Approvals; No Violations.  Except for (i) any
                    -------------------------------------
applicable requirements of the Securities Act, the Exchange Act, the HSR Act and any applicable filings under state securities, "Blue Sky" or takeover laws, and
(ii) the filing of the Certificate of Merger as required by the DGCL, no filing or registration with, and no permit, authorization, consent or approval of, any public body or authority is necessary or required in connection with the execution and delivery of this Agreement by Richfood or Merger Subsidiary, or for the consummation by Richfood or Merger Subsidiary of the transactions contemplated by this Agreement. Assuming that all filings, registrations, Permits, authorizations, consents and approvals contemplated by the immediately preceding sentence have been duly made or obtained, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by Richfood and Merger Subsidiary will (i) conflict with or result in any breach of any provision of the Articles or Certificate of Incorporation or Bylaws of Richfood or Merger Subsidiary, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, Contract or other instrument or obligation to which Richfood or any of its Subsidiaries is a party or by which it or any of them or any of their properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Richfood or any of its Subsidiaries or any of their properties or assets except, in the case of subsections (ii) and (iii) above, for violations, breaches or defaults that would not have a Material Adverse Effect on Richfood and that will not prevent or delay the consummation of the transactions contemplated hereby.

     Section 5.4.   Information Supplied.  None of the information relating to
                    --------------------
Richfood and its affiliates supplied in writing by Richfood specifically for inclusion in the Schedule 14D-9 will, at the time the Schedule 14D-9 is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time, Richfood should become aware of any event relating to Richfood or any of its Subsidiaries that is required under applicable Law to be disclosed in an amendment or supplement to the Schedule 14D-9, Richfood shall promptly so inform Dart and will furnish to Dart all information relating to such event that is required under applicable Law to be disclosed in an amendment or supplement to the Schedule 14D-9. The Schedule 14D-1 will comply as to form in all material respects with the requirements of the Exchange Act, and shall not, when filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however,
                                                              --------  -------
that no agreement or representation hereby is made or shall be made by Richfood or Merger Subsidiary with respect to information supplied by Dart in writing expressly for inclusion in the Schedule 14D-1, or with respect to information derived from the Dart Group SEC Reports which is included or incorporated by reference in the Schedule 14D-1.

     Section 5.5.   Financial Capability.  Richfood has sufficient available
                    --------------------
cash, marketable securities and borrowing capacity under its committed credit facilities which are permitted to be used for the Offer and the Merger to consummate the transactions contemplated hereby.

     Section 5.6.   Fees and Expenses of Brokers and Others.  Neither Richfood
                    ---------------------------------------
nor any of its affiliates (a) has had any dealings, negotiations or communications with any broker or other intermediary in connection with the transactions contemplated by this Agreement, (b) is committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement or (c) has retained any broker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement, except that Richfood has engaged DLJ to represent it in connection with such transactions and shall pay all of DLJ's fees and expenses in connection with such engagement.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
                                    OF DART

     Dart represents and warrants to Richfood and Merger Subsidiary as follows:

     Section 6.1.   Organization and Authority of the Dart Companies.  Each of
                    ------------------------------------------------
the Dart Companies is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Dart Companies has full corporate or partnership power to carry on its respective business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such properties and assets now are owned, operated or held. Each of the Dart Companies is duly qualified as a foreign entity to do business, and is in good standing, in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect on the Dart Companies.  Exhibit 6.1A constitutes a true and complete list of all
                        ------------
of the Subsidiaries of Dart, and Exhibit 6.1B constitutes a true and complete
                                 ------------
list of all of the Partnerships in which Dart has an interest. The copies of the Amended and Restated Certificate of Incorporation and By-laws of Dart which have been delivered to Richfood are complete and correct and in full force and effect on the date hereof.

     Section 6.2.   Capitalization.  (a)  Dart's authorized equity
                    --------------
capitalization consists of 3,500,000 shares of Dart Common Stock, par value $1.00 per share, and 3,500 shares of Series A Junior Participating Preferred Stock, par value $.00005 per Share. As of the close of business on April 6, 1998, 1,202,502 shares of Dart Common Stock and no shares of Dart preferred stock were issued and outstanding. Such shares of Dart Common Stock constituted all of the issued and outstanding shares of capital stock of Dart as of such date. All issued and outstanding shares of Dart Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities laws. Except as set forth on Exhibit 6.2 attached hereto, Dart has not, subsequent to
                       -----------
January 31, 1997, declared or paid any dividend on, or declared or made any distribution with respect to, or authorized or effected any split-up or any other recapitalization of, any of the Dart Common Stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock or agreed to take any such action and will not take any such action during the period between the date of this Agreement and the Effective Time. As of the date hereof, all outstanding shares of Dart Common Stock are duly included for trading on Nasdaq.

     (b) All of the outstanding shares of capital stock of Dart's Subsidiaries are validly issued, fully paid and nonassessable. Except as disclosed on

Exhibit 6.1A or Exhibit 6.1B hereto, all of the outstanding shares of capital
------------    ------------
stock of Dart's Subsidiaries and all of Dart's interests in Dart's Partnerships are owned by Dart, directly or indirectly, free and clear of all liens, claims, charges or encumbrances. Except as set forth on Exhibit 6.2 attached hereto,
                                                 -----------
there are no outstanding securities, options, warrants, calls, subscriptions, rights or Contracts to which any Dart is a party or by which any Dart Company is bound, granting to any third party the right to purchase or acquire any capital stock of or any partnership or membership interests in any of the Dart Companies, and there are no put rights or Contracts pursuant to which any of the Dart Companies is bound to repurchase any shares of its capital stock or partnership or membership interests.

     (c) Crown's authorized equity capitalization consists of 20,000,000 shares of Crown Common Stock, par value $0.01 per share. As of the close of business on April 6, 1998, 5,288,473 shares of Crown Common Stock were issued and outstanding. Such shares of Crown Common Stock constituted all of the issued and outstanding shares of capital stock of Crown as of such date. All issued and outstanding shares of Crown Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities laws. Except as set forth on Exhibit 6.2 attached hereto and except for the
                              -----------
declaration and payment of dividends in the ordinary course of business, Crown has not, subsequent to February 1, 1997, declared or paid any dividend on, or declared or made any distribution with respect to, or authorized or effected any split-up or any other recapitalization of, any of the Crown Common Stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock or agreed to take any such action and will not take any such action during the period between the date of this Agreement and the Effective Time. As of the date hereof, all outstanding shares of Crown Common Stock are duly included for trading on Nasdaq.

     (d) Trak's authorized equity capitalization consists of 15,000,000 shares of Trak Common Stock, par value $0.01 per share. As of the close of business on April 6, 1998, 5,909,179 shares of Trak Common Stock were issued and outstanding. Such shares of Trak Common Stock constituted all of the issued and outstanding shares of capital stock of Trak as of such date. All issued and outstanding shares of Trak Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities laws. Except as set forth on Exhibit 6.2 attached hereto and
                                               -----------
except for the declaration and payment of dividends in the ordinary course of business, Trak has not, subsequent to February 1, 1997, declared or paid any dividend on, or declared or made any distribution with respect to, or authorized or effected any split-up or any other recapitalization of, any of the Trak Common Stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock or agreed to take any such action and will not take any such action during the period between the date of this Agreement and the Effective Time. As of the date hereof, all outstanding shares of Trak Common Stock are duly included for trading on Nasdaq.

     Section 6.3.   Authority Relative to this Agreement.  The execution,
                    ------------------------------------
delivery and performance of this Agreement and of all of the other documents and instruments required hereby by Dart are within the corporate power of Dart. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the

Board of Directors of Dart and no other corporate or shareholder proceedings on the part of Dart are necessary to authorize this Agreement or to consummate the transactions contemplated herein (other than, with respect to the Merger, the approval of the Merger and of this Agreement by a majority of the outstanding shares of Dart Common Stock at the Special Meeting, unless the Merger is effected without a meeting of stockholders pursuant to Section 253 of the DGCL). This Agreement and all of the other documents and instruments required hereby have been or will be duly and validly executed and delivered by Dart and (assuming the due authorization, execution and delivery hereof and thereof by Richfood) constitute or will constitute valid and binding agreements of Dart, enforceable against Dart in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

     Section 6.4.   Consents and Approvals; No Violations.  (a)  Except for (i)
                    -------------------------------------
any applicable requirements of the Securities Act, the Exchange Act, the HSR Act, and any applicable filings under state securities, "Blue Sky" or takeover laws, (ii) the filing of the Certificate of Merger as required by the DGCL and
(iii) those required filings, registrations, consents and
approvals listed on Exhibit 6.4 attached hereto, no material filing or
                    -----------
registration with, and no material Permit, authorization, consent or approval of, any public body or authority is necessary or required in connection with the execution and delivery of this Agreement by Dart or for the consummation by Dart of the transactions contemplated by this Agreement. Assuming that all filings, registrations, Permits, authorizations, consents and approvals contemplated by the immediately preceding sentence have been duly made or obtained, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by Dart will (i) conflict with or result in any breach of any provision of the Certificates of Incorporation, by-laws, partnership or joint venture agreements or other organizational documents of any of the Dart Companies, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or otherwise result in any diminution of any of the rights of the Dart Companies with respect to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, Contract or other instrument or obligation to which any of the Dart Companies is a party or by which it or any of them or any of their properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the Dart Companies or any of their properties or assets except, in the case of subsections (ii) or (iii) above, for violations, breaches or defaults that would not have a Material Adverse Effect on the Dart Companies and that will not prevent or materially delay the consummation of the transactions contemplated hereby.

     (b) The Board of Directors of Dart, prior to the execution hereof, has approved the execution and delivery of this Agreement, the purchase of Shares by Merger Subsidiary pursuant to the Offer and the consummation of the Merger and the other transactions contemplated herein, and such approval is sufficient to render inapplicable to this Agreement, the purchase of Shares by Merger Subsidiary pursuant to the Offer, the Merger and the other transactions contemplated herein the restrictions of Section 203(a) of the DGCL.

     Section 6.5.   Reports.  The Dart Group SEC Reports complied, as of their
                    -------
respective dates of filing, in all material respects with all applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC. As of their respective dates, none of such forms, reports or documents, including without limitation any financial statements or schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made. Each of the balance sheets (including the related notes and schedules) included in the Dart Group SEC Reports fairly presented in all material respects the consolidated financial position of the Dart Companies as of the respective dates thereof, and the other related financial statements (including the related notes and schedules) included therein fairly presented in all material respects the consolidated results of operations and cash flows of the Dart Companies for the respective fiscal periods or as of the respective dates set forth therein. Each of the financial statements (including the related notes and schedules) included in the Dart Group SEC Reports (i) complied as to form with the applicable accounting requirements and rules and regulations of the SEC, and (ii) was prepared in accordance with GAAP consistently applied during the periods presented, except as otherwise noted therein and subject to normal year-end and audit adjustments in the case of any unaudited interim financial statements. Except for Dart, Crown, SFW Holding Corp., Shoppers and Trak, none of the Dart Companies is required to file any forms, reports or other documents with the SEC, Nasdaq, the New York Stock Exchange or any other foreign or domestic securities exchange or Governmental Authority with jurisdiction over securities laws. Except as set forth in Exhibit 6.5 attached hereto, since
                                         -----------
January 31, 1997, each of Dart, Crown, SFW Holding Corp., Shoppers and Trak has timely filed all reports, registration statements and other filings to be filed by it with the SEC.

     Section 6.6.   Absence of Certain Events.  Except as set forth in the Dart
                    -------------------------
Group SEC Reports filed prior to the date of this Agreement or as otherwise specifically disclosed in Exhibit 6.6 attached hereto, since January 31, 1997,
                          -----------
none of the Dart Companies has suffered any change in its business, financial condition or results of operations that has had or will have a Material Adverse Effect upon the Dart Companies. Except as disclosed in the Dart Group SEC Reports or in Exhibit 6.6 hereto, or as otherwise specifically contemplated by
              -----------
this Agreement, there has not been since January 31, 1997: (i) any entry into any binding agreement or understanding or any amendment of any binding agreement or understanding between any of the Dart Companies on the one hand, and any of their respective directors, officers or employees on the other hand, providing for employment of any such director, officer or employee or any general or material increase in the compensation, severance or termination benefits payable or to become payable by any of the Dart Companies to any of their respective directors, officers or employees (except for normal increases in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense), or any adoption of or increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement (including, without limitation, the granting of stock options or stock appreciation rights or the award of restricted stock) made to, for or with any such director, officer or employee; (ii) any labor dispute that has had or is expected to have a Material Adverse Effect upon the Dart Companies; (iii) any entry by any of the Dart Companies into any material commitment, agreement, license or transaction (including, without limitation, any borrowing, capital expenditure, sale of assets or any mortgage, pledge, lien or encumbrances made on any of the properties or assets of any of the Dart Companies) other than in the ordinary and usual course of business; (iv) any material change in the accounting policies or practices of any of the Dart Companies; (v) any damage, destruction or loss, whether covered by insurance or not, which has had or will have a Material Adverse Effect upon the Dart Companies; or (vi) any agreement to do any of the foregoing.

     Section 6.7.   Litigation.  Except as set forth in Exhibit 6.7 attached
                    ----------                          -----------
hereto, there is no action, suit, proceeding or, to the Knowledge of Dart, investigation pending or, to the Knowledge of Dart, threatened against or relating to any of the Dart Companies at law or in equity, or before any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, whether in the United States or otherwise, that is expected, in the reasonable judgment of Dart, to have a Material Adverse Effect on the Dart Companies or that seeks restraint, prohibition, material damages or other extraordinary relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     Section 6.8.   Title to and Sufficiency of Assets.  As of the date hereof
                    ----------------------------------
the Dart Companies own, and as of the Effective Time the Dart Companies will own, good and marketable title to all of their assets (excluding, for purposes of this sentence, assets held under leases), free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions, except as disclosed on Exhibit 6.8 attached hereto.
                                                 -----------
Such assets, together with all assets held or used by the Dart Companies under leases, include all tangible and intangible assets, Contracts and rights necessary or required for the operation of the businesses of the Dart Companies in accordance with past practice.

     Section 6.9.   Contracts.  Prior to the date hereof, Dart has provided
                    ---------
Richfood with access to true and correct copies of all of the Contracts to which any Dart Company (with the exception of Trak) is a party that constitute: (i) a lease of any interest in any real property; (ii) a lease of any personal property with aggregate annual rental payments in excess of $100,000; (iii) an option to acquire or lease any interest in real property or a right of first refusal with respect thereto;

(iv) an agreement to purchase or sell a capital asset or an interest in any business entity for a price in excess of $100,000 or a right of first refusal with respect thereto; (v) an agreement relating to the borrowing or lending of money or the purchase or sale of securities; (vi) a guaranty, contribution agreement or other agreement that includes any indemnification, contribution or support obligation; (vii) an agreement limiting in any respect the ability of any Dart Company to compete in any line of business or with any person; (viii) a supply or requirements agreement or an agreement with a vendor to which any of the Dart Companies is a party or by which any of the Dart Companies is bound;
(ix) an employment or material consulting agreement to which any of the Dart Companies is a party or by which any of the Dart Companies is bound; and (x) any other agreement with a remaining term in excess of one year or involving an amount over its term in excess of $100,000. The Dart Companies have performed in all material respects and, to the Knowledge of Dart, every other party has performed in all material respects, each material term, covenant and condition of each of the Contracts to which any Dart Company is a party that is to be performed by any of them at or before the date hereof. No event has occurred that would, with the passage of time or compliance with any applicable notice requirements or both, constitute a material default by any Dart Company or, to the Knowledge of Dart, any other party under any of the Contracts to which any Dart Company is a party, and, to the Knowledge of Dart, no party to any of the Contracts to which any Dart Company is a party intends to cancel, terminate or exercise any option under any of such Contracts.

     Section 6.10.  Labor Matters.  (a)  Except as set forth in Exhibit 6.10
                    -------------                               ------------
attached hereto, with respect to employees of the Dart Companies: (i) to the Knowledge of Dart, no current officer, senior executive or key employee has announced any plans to terminate employment with any of the Dart Companies; (ii) there is no unfair labor practice charge or complaint against any Dart Company pending or, to the Knowledge of Dart, threatened before the National Labor Relations Board or any other comparable authority; (iii) no material grievance or any material arbitration proceeding arising out of or under collective bargaining agreements is pending and, to the Knowledge of Dart, no claims therefor exist or have been threatened; and (iv) there is no material litigation, arbitration proceeding, governmental investigation, administrative charge, citation or action of any kind pending or, to the Knowledge of Dart, proposed or threatened against any Dart Company relating to employment, employment practices, terms and conditions of employment or wages and hours.

     (b) Except as described in Exhibit 6.10 attached hereto, no Dart Company
                                ------------
has any collective bargaining relationship or duty to bargain with any Labor Organization (as such term is defined in Section 2(5) of the National Labor Relations Act, as amended), and no Dart Company has recognized any Labor Organization as the collective bargaining representative of any of its employees.

     Section 6.11.  Employee Benefit Plans.  (a)  For purposes of this Section,
                    ----------------------
the term "Dart Benefit Plans" shall mean all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plans, and all other employee programs, arrangements or agreements, whether arrived at through collective bargaining or otherwise, all medical, vision, dental and other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, any "employee benefit plan," as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any of the Dart Companies or affiliates thereof for the benefit of employees, retirees, dependents, spouses, directors or other beneficiaries and under which employees, retirees, dependents, spouses, directors or other beneficiaries are eligible to participate. Any of the Dart Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Dart ERISA Plan."

     (b) Except as set forth on Exhibit 6.11 hereto, no Dart Benefit Plan is or
                                ------------
has been a multiemployer plan within the meaning of Section 3(37) of ERISA. As to any multiemployer plan set forth on Exhibit 6.11 hereto, and except as otherwise specified in such
             ------------
Exhibit, Dart has provided to Richfood an estimate of the "withdrawal liability" that would arise if Dart were to withdraw or cause a withdrawal from each such plan. All Dart Benefit Plans are in compliance with the applicable provisions (including, without limitation, any funding requirements or limitations) of ERISA, the Code and any other applicable Laws, the breach or violation of which would have a Material Adverse Effect on the Dart Companies. No Dart Benefit Plan provides for post-retirement medical benefit obligations (without regard to COBRA obligations). Except as set forth on Exhibit 6.11 hereto, no Dart ERISA
                                            ------------
Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

     (c) Exhibit 6.11 hereto is a true and correct list of all Dart Benefit
         ------------
Plans. Dart has made available to Richfood and will provide to Richfood before the consummation of the Offer true and correct copies of each governing document for each Dart Benefit Plan, together with the most recent summary plan description, annual report and audited financial statement for each such plan and the actuarial report for any Dart Benefit Plan that is a defined benefit pension plan or funded welfare benefit plan.

     Section 6.12.  Tax Matters.  (a)    Except as set forth on Exhibit 6.12:
                    -----------                                 ------------

          (i) Dart, Crown and Trak and each of their respective Subsidiaries that is incorporated under the laws of the United States or of any of the United States are members of affiliated groups, within the meaning of Section 1504(a) of the Code, of which Dart, Crown or Trak, respectively, is the common parent, such affiliated groups file consolidated federal income tax returns and none of Dart, Crown or Trak nor any of their respective Subsidiaries has ever filed a consolidated federal income tax return with (or been included in a consolidated return of) a different affiliated group;

          (ii) each of the Dart Companies has timely filed or caused to be filed all Tax Returns required to have been filed by or for it, and all information set forth in such Tax returns is accurate and complete in all material respects;

          (iii) each of the Dart Companies has paid or made adequate provision on its books and records in accordance with GAAP for all Taxes covered by such Tax Returns;

          (iv) each of the Dart Companies is in material compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-8 and Forms W-9) necessary to comply in all material respects with, all applicable information reporting and tax withholding requirements under federal, state, local and foreign Laws, and such records identify with specificity all accounts subject to withholding under
Section 1441, 1442 or 3406 of the Code or similar provisions of state, local or foreign laws;

          (v) there is not a material amount of unpaid Taxes due and payable by any of the Dart Companies or by any other person that is or could become a lien on any asset of, or otherwise have a Material Adverse Effect on, the Dart Companies;

          (vi) each of the Dart Companies has collected or withheld all Taxes required to be collected or withheld by it, and all such Taxes have been paid to the appropriate Governmental Authority or set aside in appropriate accounts for future payment when due;

          (vii) none of the Dart Companies has granted (or is subject to) any waiver, which is currently in effect, of the period of limitations for the assessment of any Tax; no material unpaid Tax deficiency has been assessed or asserted against or with respect to any of the Dart Companies by any Governmental

Authority; no power of attorney relating to Taxes that is currently in effect has been granted by or with respect to any of the Dart Companies; there are no currently pending administrative or judicial proceedings, or any deficiency or refund litigation, with respect to Taxes of any of the Dart Companies, the adverse outcome of which would have a Material Adverse Effect on the Dart Companies; and any such assertion, assessment, proceeding or litigation disclosed on Exhibit 6.12 hereto is being contested in good faith through
             ------------
appropriate measures, and its status is described in Exhibit 6.12 hereto;
                                                     ------------

          (viii) none of the Dart Companies has made or entered into, or holds any asset subject to, a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder or a "safe harbor lease" subject to former Section 168(f)(8) of the Code and the regulations thereunder;

          (ix) none of the Dart Companies is required to include in income any amount from an adjustment pursuant to Section 481 of the Code or the regulations thereunder or any similar provision of state or local Law, and Dart has no Knowledge that any Governmental Authority has proposed any such adjustment;

          (x) none of the Dart Companies has made or is obligated to make any payments, or has been or is a party to any Contract is reasonably likely to obligate it to make any payments, that would not be deductible by reason of sections 162(m) or 280G of the Code;

          (xi) there are no excess loss accounts or deferred intercompany gains with respect to any member of the affiliated group of which Dart is the common parent which would have a Material Adverse Effect on the Dart Companies if taken into account; and

          (xii) the most recent audited consolidated balance sheet included in the Dart Group SEC Reports fully and properly reflects, as of the date thereof, the liabilities of Dart and its Subsidiaries for all accrued Taxes and deferred liability for Taxes and, for periods ending after such date, the books and records of each such corporation fully and properly reflect its liability for all accrued Taxes.

     (b) Dart has made available to Richfood its tax records that (i) contain all material and continuing Tax elections, consents and agreements made by or affecting any of the Dart Companies, (ii) reflect all types of material Taxes paid and Tax Returns filed by or on behalf of any of the Dart Companies and
(iii) reflect each Tax with respect to which any of the Dart Companies is or has been included in a consolidated, unitary or combined return.

     Section 6.13.  Compliance with Law.  The conduct of the businesses of the
                    -------------------
Dart Companies and their use of their assets does not violate or conflict, and has not violated or conflicted, with any Law, which violation or conflict would reasonably be expected to have a Material Adverse Effect on the Dart Companies.

     Section 6.14.  Transactions With Affiliates.  For purposes of this Section,
                    ----------------------------
the term "Affiliate" shall mean (a) any person who, to the Knowledge of Dart, is the beneficial owner of 5% or more of the voting securities of Dart, Crown or Trak, (b) any director, officer or employee of any of the Dart Companies, (c) any person, firm or corporation that directly or indirectly controls, is controlled by or is under common control with any of the Dart Companies, (d) Herbert H. Haft, Robert M. Haft, Ronald S. Haft, Gloria G. Haft and Linda G. Haft (collectively, the "Hafts"), and any person, firm or corporation that directly or indirectly controls, is controlled by or is under common control with any of the Hafts; and (e) any member of the immediate family of any of the foregoing persons. Except as set forth in Exhibit 6.14 attached hereto or
                                           ------------
previously provided in writing to Richfood, since January 31, 1997, the Dart Companies have not, in the ordinary course of business or otherwise, (a) purchased, leased or otherwise acquired any material property or assets or obtained any material services from, (b) sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to remuneration for services rendered in the ordinary course of business as a director, officer or employee of one or more of the Dart Companies), (c) entered into or modified in any manner any Contract with, or (d) borrowed any money from, or made or forgiven any loan or other advance to, any Affiliate. Except as set forth in
Exhibit 6.14 or previously provided in writing to Richfood, (a) the Contracts of
------------
the Dart Companies do not include any obligation or commitment between any of the Dart Companies and any Affiliate, (b) the assets of the Dart Companies do not include any receivable or other obligation or commitment from an Affiliate to any of the Dart Companies and (c) the liabilities of the Dart Companies do not include any payable or other obligation or commitment from any of the Dart Companies to any Affiliate. To the Knowledge of Dart and except as set forth in
Exhibit 6.14 hereto or previously provided in writing to Richfood, no Affiliate
------------
of any of the Dart Companies is a party to any Contract with any customer or supplier of any Dart Company that materially and adversely affects in any manner the business, financial condition or results of operation of any of the Dart Companies.

     Section 6.15.  Fees and Expenses of Brokers and Others.  None of the Dart
                    ---------------------------------------
Companies (a) has had any dealings, negotiations or communications with any broker or other intermediary in connection with the transactions contemplated by this Agreement, (b) is committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement or (c) has retained any broker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement, except that Dart has engaged Wasserstein to represent it in connection with such transactions, and shall pay all of Wasserstein's fees and expenses in connection with such engagement.

     Section 6.16.  Absence of Undisclosed Liabilities; Guarantees.  (a)  None
                    ----------------------------------------------
of the Dart Companies has, as of the date hereof, or will have, as of the Effective Time, any liabilities or obligations of any kind, whether absolute, accrued, asserted or unasserted, contingent or otherwise, that would be required to be disclosed on a consolidated balance sheet of Dart prepared as of such date, in accordance with GAAP, except liabilities, obligations or contingencies that were (a) reflected on or accrued or reserved against in the consolidated balance sheet of Dart as of January 31, 1997, included in the Dart Group SEC Reports or reflected in the notes thereto, or (b) incurred after the date of such balance sheet in the ordinary course of business and consistent with past practices and which, individually or in the aggregate, would not have a Material Adverse Effect on the Dart Companies. None of the Dart Companies is a party to any Contract, or subject to any charter or other corporate or partnership restriction, or subject to any judgment, order, writ, injunction, decree, rule or regulation, which could reasonably be expected to have a Material Adverse Effect on the Dart Companies.

     (b) Attached hereto as Exhibit 6.16 is a true and correct list of all
                            ------------
obligations, contingent or otherwise, of any Dart Company pursuant to which such entity has guaranteed the payment or performance of any debt or contractual obligation of any other person (including, without limitation, any other Dart Company, and including any obligation to keep well, to purchase assets or securities, to take-or-pay, or to maintain financial condition).

     Section 6.17.  Information Supplied.  None of the information relating to
                    --------------------
Dart and its affiliates supplied in writing by Dart specifically for inclusion in the Offer Documents will, at the respective times the Offer Documents are filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time Dart should become aware of any event relating to any Dart Company that is required by applicable Law to be set forth in an amendment of, or supplement to, the Offer Documents, Dart shall promptly so inform Richfood and Merger Subsidiary and will furnish to Richfood and Merger Subsidiary all information relating to such event that is required under applicable Law to be disclosed in an amendment or supplement to the Offer Documents. The Schedule 14D-9 will comply as to form in all material respects with the Exchange Act, and shall not, when filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however,
                                                              --------  -------
that no agreement or representation hereby is made or shall be made by Dart with respect to information supplied by Richfood or Merger Subsidiary in writing expressly for inclusion in the Schedule 14D-9.

                                  ARTICLE VII
                                   COVENANTS

     Section 7.1.   Conduct of the Business of Dart.  (a)  Except as set forth
                    -------------------------------
in Exhibit 7.1A attached hereto, or as otherwise expressly provided in this
   ------------
Agreement, during the period from the date of this Agreement to the Effective Time, Dart shall, and shall cause each of its wholly-owned Subsidiaries and Partnerships to, conduct their respective operations according to their ordinary and usual course of business and consistent with past practice, and to use their respective reasonable best efforts to preserve intact their respective business organizations, to keep available the services of their officers and employees and to maintain satisfactory relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having material business relationships with them. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, neither Dart nor any of Dart's wholly-owned Subsidiaries or Partnerships will, without the prior written consent of Richfood:

          (i) amend its Articles or Certificate of Incorporation, bylaws, partnership or joint venture agreements or other organizational documents;

          (ii) authorize for issuance or issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or interests, except as required by the terms of any Dart Benefit Plan existing on the date hereof, or any options, warrants, rights or other securities outstanding as of the date hereof and disclosed pursuant to this Agreement;

          (iii) split, combine or reclassify any shares of its capital stock or declare, set aside or pay any dividend or other distribution or redemption (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities or any securities of their respective Subsidiaries and Partnerships;

          (iv) (A) incur or assume any Funded Debt (as defined below) not currently outstanding, except for borrowings in the ordinary course of business under revolving credit agreements in effect on the date hereof, or permit any modifications or amendments of any agreements related to Funded Debt, (B) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any person (including, without limitation, the obligations of any other Dart Company), or permit the renewal or extension of any contract or other obligation that is the subject of a guarantee or similar obligation, other than the endorsement of checks for deposit in the ordinary course of business, (C) make any loans, advances or capital contributions to, or investments in, any other person (including, without limitation, any other Dart Company), (D) enter into any Contract, or alter, amend, modify or exercise any option under any existing Contract, other than in the ordinary course of business or in connection with the transactions contemplated by this Agreement, (E) enter into, or alter, amend, modify or exercise any option under, any supply or requirements agreement or (F) authorize any capital expenditures other than capital expenditures pursuant to Contracts entered into prior to the date hereof, capital expenditures related to necessary maintenance in the ordinary course of business or capital expenditures reflected in Shoppers' fiscal 1999 capital budget attached hereto as Exhibit 7.1B;
                          ------------

          (v) adopt or amend (except as may be required by Law or as provided in this Agreement) any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or (except for normal increases to non-executive employees in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or enter into any Contract, agreement, commitment or arrangement to do any of the foregoing;

          (vi) acquire, sell, lease or dispose of any material assets outside the ordinary course of business;

          (vii) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or practices;

          (viii) make any material Tax election or settle or compromise any material federal, state, local or foreign income Tax liability;

          (ix) except for the payment of professional fees, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in Dart's audited consolidated balance sheet as of January 31, 1997, included in the Dart Group SEC Reports, or incurred in the ordinary course of business since the date thereof; or

          (x) hold any meeting of its stockholders except to the extent required by the request of the stockholders entitled to call a meeting under Dart's bylaws or the DGCL;

          (xi) take any action that would or is reasonably likely to result in any of the conditions set forth in Article VIII not being satisfied as of the
                                   ------------
Closing Date; or

          (xii) agree in writing or otherwise to take any of the foregoing actions.

     For purposes of this Section, "Funded Debt" shall mean, without duplication, (i) all indebtedness for borrowed money or which has been incurred in connection with the acquisition of assets, in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), but excluding all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt to the extent the obligation to make such payments shall constitute a current liability of the obligor under GAAP, (ii) all rentals payable under capitalized or synthetic leases, and (iii) all guaranties of Funded Debt of others.

     (b) Richfood and Dart agree that, during the period from the date of this Agreement to the Effective Time: (i) they will cause representatives of their respective companies to meet, no less frequently than monthly, to discuss the operations and business prospects of the Dart Companies; (ii) Dart will promptly advise Richfood of the occurrence of any event having a Material Adverse Effect on the Dart Companies, or any event that would constitute a breach by Dart of any of its representations, warranties, covenants or agreements set forth in this Agreement; and (iii) Richfood will promptly advise Dart of the occurrence of any event that would constitute a breach by Richfood of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     (c) Richfood hereby designates the two officers of Richfood identified on
Exhibit 7.1C attached hereto, or such other officers as Richfood may designate
------------
from time to time upon written notice to Dart ("Richfood's Representatives"), to be responsible for determining whether consent to any action prohibited by
Section 7.1.(a) shall be given by Richfood.  Dart hereby designates the two
---------------
officers of Dart identified on Exhibit 7.1C attached hereto, or such other
                               ------------
officers as Dart may designate upon written notice to Richfood ("Dart's Representatives"), to contact Richfood's Representatives with any requests for consent to any action prohibited by Section 7.1.(a). Richfood's Representatives
                                    ---------------
shall respond promptly (either orally or in writing) to any request for consent (which may be oral or written) to the taking of any action under
Section 7.1.(a). If Richfood's Representatives do not respond to any request
---------------
within three business days of its receipt, such consent will be deemed to have been given. Dart may rely on any consent given orally or in writing by either of Richfood's Representatives. The time periods within which Richfood's Representatives must respond shall commence on the date either of Richfood's Representatives receive an oral or written request for consent.

     Section 7.2.   No Solicitation.  (a)  Dart agrees that it shall not, after
                    ---------------
the date hereof and before the Effective Time, directly or indirectly, through any officer, director, employee, agent or otherwise, (i) solicit, initiate or encourage submission of proposals, offers or expressions of interest from any person relating to any acquisition or purchase of all or (other than in the ordinary course of business) a substantial portion of the assets of, or any equity interest in (including by way of a tender offer), any Dart Company or any business combination involving any Dart Company (any of the foregoing proposals, offers or expressions of interest being referred to herein as an "Acquisition Proposal") or, (ii) participate in any negotiations or discussions regarding, or furnish to any person any nonpublic information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any Acquisition Proposal; provided, however, that prior to the consummation of
                          --------  -------
the Offer, Dart may participate in negotiations or discussions with, and provide nonpublic information to, any person concerning an Acquisition Proposal submitted in writing by such person to the Board of Directors of Dart after the date of this Agreement if (A) such Acquisition Proposal was not solicited, initiated or encouraged in violation of this Agreement and (B) the Board of Directors of Dart, in its good faith judgment, believes that such Acquisition Proposal is reasonably likely to result in a Superior Proposal.

     (b) Until such time, if any, that Richfood makes its first offer after receipt from Dart of notice pursuant to Section 9.1.(e)(iii) that Dart's Board
                                        --------------------
of Directors has determined that an Acquisition Proposal constitutes a Superior Proposal, Dart shall notify Richfood as promptly as practicable (and in any event within 48 hours) if any Acquisition Proposal is made and shall in such notice indicate in reasonable detail the identity of the person making such Acquisition Proposal and the terms and conditions of such Acquisition Proposal, and shall keep Richfood promptly advised of all material developments relating to such Acquisition Proposal which could reasonably be expected to culminate in the Board of Directors of Dart withdrawing, modifying or amending its recommendation of the Offer, the Merger and the other transactions contemplated in this Agreement in a manner adverse to Merger Subsidiary.

     (c) If, pursuant to Section 7.2.(a), Dart provides nonpublic information to
                         ---------------
any person who makes an Acquisition Proposal, Dart shall require such person to enter into a confidentiality agreement on terms substantially similar to the Confidentiality Agreement as a condition to and before providing any such information (except as to the standstill provisions thereof, provided that if under the aforementioned circumstances Dart enters into any confidentiality agreement without standstill provisions substantially similar to those contained in the Confidentiality Agreement, then Richfood shall to the extent of the difference be relieved of compliance with the Confidentiality Agreement's standstill provisions).

     (d) Dart shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than Richfood and Merger Subsidiary) conducted heretofore with respect to any Acquisition Proposal. Dart may waive the provisions of any "standstill" agreements between Dart and any party to the extent necessary to permit such party to submit an Acquisition Proposal that the Board of Directors of Dart believes, in its good faith judgment, is reasonably likely to result in a Superior Proposal; provided, that
                                                                 --------
such waiver (i) does not violate or conflict with subsection (a) of this Section
                                                                         -------
7.2, and (ii) would not, in any event, permit such person to acquire any direct
---
or indirect beneficial ownership of Shares or participate in any tender offer or proxy solicitation relating to Dart that would otherwise be prohibited by such "standstill" agreement.

     Section 7.3.   Access to Information; Confidentiality Agreements.
                    -------------------------------------------------
     (a) Between the date of this Agreement and the Effective Time, Dart will give Richfood and its authorized representatives reasonable access during normal business hours to all plants, offices, warehouses and other facilities and to all books and records of the Dart Companies, will permit Richfood to make such inspections as it may reasonably request and will cause its officers and those of its Subsidiaries and Partnerships to furnish such financial and operating data and other information with respect to their businesses and properties as may from time to time reasonably be requested by Richfood. Subject to Section 7.6 hereof, all such information shall be kept
                      -----------
confidential by Richfood in accordance with the Confidentiality Agreement.

     (b) Notwithstanding the execution of this Agreement, the Confidentiality Agreement shall remain in full force and effect through the Effective Time, at which time the Confidentiality Agreement shall terminate and be of no further force and effect.

     Section 7.4.   Best Efforts.  Subject to the terms and conditions herein
                    ------------
provided and subject to fiduciary obligations under applicable Law as advised by counsel, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Richfood and Dart will execute any additional instruments necessary to consummate the transactions contemplated hereby.

     Section 7.5.  Consents.  Dart and Richfood each will use its best efforts
                   --------
to obtain consents of all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

     Section 7.6.   Public Announcements.  The parties hereto have agreed upon
                    --------------------
the text of their respective press releases announcing, among other things, the execution of this Agreement, which press releases shall be disseminated promptly following the execution hereof. Dart and Richfood will consult with each other before issuing any additional press releases or otherwise making any additional public statement with respect to this Agreement, the Offer, the Merger or the transactions contemplated herein and shall not issue any such press release or make any such public statement prior to such consultation or as to which the other party promptly and reasonably objects, except as may be required by Law based on the advice of such party's counsel or by obligations pursuant to any listing agreement with any national securities exchange or inter-dealer quotation system, in which case the party proposing to issue such press release or make such public announcement shall use its best efforts to consult in good faith with the other party before issuing any such press release or making any such public announcements.

     Section 7.7.   Dart Group Fiscal 1998 Financial Statements.   Dart
                    -------------------------------------------
covenants and agrees to deliver the Dart Group Fiscal 1998

Financial Statements to Richfood as soon as practicable after the date hereof, but in any event no later than May 1, 1998. The audited consolidated financial statements of each of Dart, Crown, Shoppers and Trak included in the Dart Group Fiscal 1998 Financial Statements shall be accompanied by the respective opinions of Arthur Andersen LLP thereon.

     Section 7.8.   Indemnification; Insurance.  (a)  From and after the
                    --------------------------
consummation of the Offer and for a period of six (6) years thereafter, Richfood shall cause Dart and its wholly-owned Subsidiaries to maintain all rights of indemnification (including rights to advancement of expenses and exculpation from liability) existing in favor of the present and former directors, officers, employees and agents of Dart and such Subsidiaries (collectively, the "Indemnified Parties") on terms no less favorable than those provided in the certificates of incorporation and bylaws of such entities on the date of this Agreement with respect to matters occurring prior to the Effective Time. In addition, Richfood shall and shall cause each of Dart and its Subsidiaries (or any of their successors) to perform all of their respective obligations under those Indemnification Agreements listed on Exhibit 7.8 attached hereto. Richfood
                                           -----------
acknowledges that all directors, officers and employees of Subsidiaries of Dart that are not wholly-owned Subsidiaries who are also directors, officers or employees of Dart are serving in their capacities at such Subsidiaries at the direction and request of Dart.

     (b) Richfood shall cause to be maintained in effect from the consummation of the Offer until six (6) years thereafter the current policies for directors' and officers' liability insurance maintained by Dart for the benefit of the Indemnified Parties, including coverage with respect to claims arising from facts or events that occurred at or prior to the consummation of the Offer (provided that Richfood may substitute therefor policies of at least the same coverage containing terms and conditions that are not materially less advantageous), with respect to matters occurring prior to the Effective Time, to the extent such insurance is available to Richfood in the market. If such insurance is not available to Richfood in the market, Richfood will provide such level of insurance as is then provided to directors and officers of Richfood.

     (c) In the event Richfood or Dart or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each case, proper provision shall be made so that the successors and assigns of Richfood or Dart, as the case may be, honor the indemnification obligations set forth in this Section 7.8.
                                              -----------

     (d) The obligations of Dart and Richfood under this Section 7.8 shall not
                                                         -----------
be terminated, modified or assigned in such a manner so as to adversely affect any Indemnified Party without the consent of such Indemnified Party (it being expressly agreed that the Indemnified Parties shall be third-party beneficiaries of this Section 7.8).
        -----------

     Section 7.9.   Shoppers Senior Notes.  In the event that any of the 9-3/4%
                    ---------------------
Senior Notes due 2004 (the "Senior Notes") issued by Shoppers pursuant to that certain Indenture, dated as of February 6, 1997, between Shoppers, as issuer, SFW Holding Corp., as guarantor, and Norwest Bank Minnesota, N.A., as trustee (the "Indenture") are tendered to Shoppers (the "Tendered Notes") by the holders thereof as a result of the transactions contemplated herein, Richfood will (i) cause Shoppers to comply with its obligations under the Indenture, and (ii) if necessary, lend to Shoppers all amounts required to repurchase any Tendered Shares on commercially reasonable terms and in accordance with lending conditions then available in arms-length transactions.

                                 ARTICLE VIII
              CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER

     Section 8.1.   Conditions Precedent to Each Party's Obligation to Effect
                    ---------------------------------------------------------
the Merger.  The respective obligation of each party to consummate the Merger is
----------
subject to the
satisfaction at or prior to the Effective Time of the following conditions precedent:

     (a) this Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of a majority of Shares entitled to vote thereon if such vote is required under the DGCL;

     (b) no order, decree or injunction shall have been enacted, entered, promulgated or enforced by any United States court of competent jurisdiction or any United States Governmental Authority which prohibits the consummation of the Merger; provided, however, that the parties hereto shall use their best efforts
        --------  -------
to have any such order, decree or injunction vacated or reversed; and

     (c) any waiting period applicable to the Merger under the HSR Act shall have terminated or expired, all applicable requirements of the Exchange Act shall have been satisfied and any applicable filings under state securities, "Blue Sky" or takeover laws shall have been made.

     Section 8.2.   Conditions Precedent to Obligations of Dart.  The
                    -------------------------------------------
obligations of Dart to consummate the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions precedent:

     (a) the representations and warranties of Richfood and Merger Subsidiary contained in Article V, when read without exception or qualification as to
             ---------
materiality or Material Adverse Effect, shall be true and correct when made and at and as of the consummation of the Offer with the same force and effect as if those representations and warranties had been made at and as of such time (except to the extent such representations and warranties speak as of a specified earlier date, in which event such representations and warranties must be true and correct as of such specified date), except where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Richfood; and

     (b) Richfood and Merger Subsidiary shall, in all material respects, have performed all obligations and complied with all covenants necessary to be performed or complied with by them on or before the consummation of the Offer.

     Section 8.3.   Conditions Precedent to Obligations of Richfood and Merger
                    ----------------------------------------------------------
Subsidiary.  The obligations of Richfood and Merger Subsidiary to consummate the
----------
Merger are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions precedent:

     (a) the representations and warranties of Dart contained in Article VI,
                                                                 ----------
when read without exception or qualification as to materiality or Material Adverse Effect on Dart, shall be true and correct when made and at and as of the consummation of the Offer with the same force and effect as if those representations and warranties had been made at and as of such time (except to the extent such representations and warranties speak as of a specified earlier date, in which event such representations and warranties must be true and correct as of such specified date), except where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Dart; and

     (b) Dart shall, in all material respects, have performed all obligations and complied with all covenants necessary to be performed or complied with by it on or before the consummation of the Offer.

                                  ARTICLE IX
                        TERMINATION; AMENDMENT; WAIVER

     Section 9.1.   Termination.  This Agreement may be terminated and the
                    -----------
Merger contemplated hereby may be abandoned at any time notwithstanding approval thereof by the respective shareholders of Dart and Merger Subsidiary, but prior to the Effective Time:

     (a) by mutual written consent of Dart and Richfood;

     (b) by Dart or Richfood, if either (i) the purchase of Shares pursuant to the Offer has not been consummated on or before June 30, 1998, or (ii) the Effective Time shall not have occurred on or before December 31, 1998 (provided that the right to terminate this Agreement under this Section 9.1.(b) shall not
                                                      ---------------
be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or has resulted in the failure of the consummation of the Offer or Effective Time to occur on or before the applicable date set forth above);

     (c) by Dart if there has been a material breach by Richfood of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within twenty (20) business days following notice to Richfood of such breach;

     (d) by Richfood if (i) any of the events described in clauses (b) or (c) of

Annex I has occurred, which event has not been cured by Dart within twenty (20)
-------
business days following notice to Dart of such event; or (ii) the Board of Directors of Dart should fail to recommend to its stockholders approval of the transactions contemplated by this Agreement, including, without limitation, the Offer and the Merger, or such recommendation shall have been made and subsequently withdrawn, modified or amended in any manner adverse to Richfood;

     (e) by Dart if, prior to the Effective Time, a corporation, partnership, person or other entity or group shall have made a bona fide Acquisition Proposal
                                                  ---- ----
that the Board of Directors of Dart believes, in good faith after consultation with its financial advisors, is more favorable, from a financial point of view, to the stockholders of Dart than the proposal set forth in this Agreement (a "Superior Proposal"); provided, that (i) if a component of such Superior
                      --------
Proposal is cash consideration, then the party making such Superior Proposal has cash on hand or financing in place to provide such cash consideration, which financing is committed and/or underwritten substantially to the same extent as Richfood's financing is on the date hereof, (ii) the Board of Directors of Dart intends to enter into a definitive agreement relating to such Superior Proposal immediately following the termination of this Agreement pursuant to this Section
                                                                         -------
9.1.(e), and (iii) Richfood does not make, within two business days of receiving
-------
the first notice from Dart specifying that the Board of Directors of Dart has determined that an Acquisition Proposal constitutes a Superior Proposal giving rise to a potential right of termination under this Section 9.1.(e), an offer
                                                    ---------------
that the Board of Directors of Dart believes, in good faith after consultation with its financial advisors, is more favorable, from a financial point of view, to Dart's stockholders than such Superior Proposal; or

     (f) by Dart or Richfood, if any court of competent jurisdiction in the United States or other United States Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable.

     Section 9.2.   Effect of Termination.  If this Agreement is so terminated
                    ---------------------
and the Merger is not consummated, this Agreement shall forthwith become void and have no effect, without any liability on the part of either party or its directors, officers or shareholders, other than the provisions of Section
                                                                  -------
7.3.(b), this Section 9.2, Section 9.3 and Article X.
--------      -----------  -----------     ---------


     Section 9.3.   Termination Fee.  (a)  If this Agreement is terminated (i)
                    ---------------
by Richfood pursuant to Section 9.1.(b)(i) hereof, and the failure of the
                        ------------------
consummation of the Offer has been caused by or is attributable to the failure of the conditions to the Offer set forth in clauses (b), (c), (e) or (g)(2) of Annex I to be satisfied, (ii) by Richfood pursuant to Section 9.1.(d) hereof, or
-------                                               ---------------
(iii) by Dart pursuant to Section 9.1.(e) hereof, and, in the case of any of the
                          ---------------
foregoing, if Dart is not entitled to terminate this Agreement by reason of
Section 9.1.(c) hereof, then Dart shall promptly (and in any event within two
---------------
days of receipt by Dart of written notice from Richfood) pay to Richfood (by wire transfer of immediately available funds to an account designated by Richfood): (A) a termination fee of $6.0 million, plus (B) Richfood's actual out-of-pocket expenses (including all fees and expenses of its counsel, advisors, accountants and consultants) incurred by Richfood or on its behalf in connection with the transactions contemplated in this Agreement, not to exceed $500,000 in the aggregate.

     (b) This Section 9.3 shall be the sole remedy of the parties hereto in the
              -----------
event of any termination of this Agreement; provided, however, that nothing in
                                            --------  -------
this Section 9.3 shall relieve any party from liability for any material breach
     -----------
of this Agreement.

     Section 9.4.   Amendment.  This Agreement may be amended by action taken by
                    ---------
the parties hereto at any time before or after approval of the Merger by the stockholders of Dart but, after any such approval, no amendment shall be made that would have any of the effects specified in DGCL Section 251(d) without the approval of the stockholders of Dart. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 9.5.   Extension; Waiver.  At any time prior to the Effective Time,
                    -----------------
Richfood and Merger Subsidiary on the one hand, and Dart on the other hand, may
(i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto by the other party hereto or (iii) waive compliance with any of the agreements or conditions contained herein by the other party hereto. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X
                                 MISCELLANEOUS

     Section 10.1.  Survival of Representations and Warranties.  The
                    ------------------------------------------
representations and warranties made herein shall not survive beyond the Effective Time.

     Section 10.2.  Brokerage Fees and Commissions.  No broker, finder or
                    ------------------------------
investment banker (other than Wasserstein, whose fees shall be paid by Dart) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Dart; and no broker, finder or investment banker (other than DLJ, whose fees shall be paid by Richfood) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Richfood or Merger Subsidiary.

     Section 10.3.  Entire Agreement; Assignment.  This Agreement (a)
                    ----------------------------
constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes, except as set forth in Section 7.1.(b) hereof, all
                                                     ---------------
other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise.

     Section 10.4.  Notices.  All notices, requests, claims, demands and other
                    -------
communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex, by nationally recognized overnight delivery service, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

          if to Richfood:

               Richfood Holdings, Inc.
               4860 Cox Road, Suite 300
               Glen Allen, Virginia 23060
               Attention: John E. Stokely
                          President & Chief
                            Executive Officer
          with a copy to:

               Hunton & Williams
               Riverfront Plaza, East Tower
               951 East Byrd Street
               Richmond, Virginia  23219-4074
               Attention: Gary E. Thompson, Esq.


          if to Dart:

               Dart Group Corporation
               3300 75th Avenue
               Landover, Maryland 20785
               Attention:  Richard B. Stone
                           Chairman & Chief
                              Executive Officer


          with a copy to:

               O'Melveny & Myers LLP
               555 13th Street, N.W.
               Washington, D.C. 20004-1109
               Attention:  David G. Pommerening, Esq.


or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     Section 10.5.  Governing Law; Consent to Jurisdiction.  This Agreement
                    --------------------------------------
shall be governed by and construed in accordance with the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, and, in connection with any such matter, to service of process by notice as otherwise provided herein, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or a Delaware state court.

     Section 10.6.  Descriptive Headings.  The descriptive headings herein are
                    --------------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 10.7.  Parties in Interest.  This Agreement shall be binding upon
                    -------------------
and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, except as provided in Section 7.8.
                                                -----------

     Section 10.8.  Counterparts.  This Agreement may be executed in two or more
                    ------------
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 10.9.  Specific Performance.  The parties hereto agree that
                    --------------------
irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     Section 10.10. Fees and Expenses.  All costs and expenses incurred in
                    -----------------
connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

     Section 10.11. Severability.  If any term or other provision of this
                    ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf by its officer thereunto duly authorized, all as of the day and year first above written.

                              RICHFOOD HOLDINGS, INC.



                              By:
                                 --------------------------------
                                    John E. Stokely
                                    President & Chief
                                         Executive Officer


                              DGC ACQUISITION, INC.



                              By:
                                 --------------------------------
                                    John E. Stokely
                                    President & Chief
                                         Executive Officer


                              DART GROUP CORPORATION



                              By:
                                 --------------------------------
                                    Richard B. Stone
                                    Chairman & Chief
                                         Executive Officer

                                                                         ANNEX I
                                                                         -------

                            CONDITIONS TO THE OFFER

     Notwithstanding any other provision of the Offer, Merger Subsidiary shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Merger Subsidiary's obligation to pay for or return tendered Shares promptly after expiration or termination of the Offer), to pay for any Shares tendered unless the following conditions have been satisfied: (i) there have been validly tendered and not withdrawn prior to the time the Offer shall otherwise expire a number of Shares which constitutes a majority of the Shares outstanding on a fully-diluted basis on the date of purchase ("on a fully-diluted basis" for purposes hereof meaning, as of any date, the number of Shares outstanding, together with Shares that Dart is or may be required to issue pursuant to obligations outstanding at that date under employee stock option or other benefit plans, options, warrants or convertible or exchangeable securities, or otherwise) (the "Minimum Condition"); (ii) any applicable waiting periods under the HSR Act shall have expired or been terminated prior to the expiration of the Offer; and (iii) if, at any time on or after the date of the Agreement and before acceptance for payment of, or payment for, such Shares any of the following events shall occur:

          (a) any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order which is in effect and which (1) materially restricts, prevents or prohibits consummation of the Offer or the Merger or results in the obligation to pay damages as a result of or in connection with the transactions contemplated by this Agreement in amounts that would have a Material Adverse Effect on Dart, (2) prohibits or limits materially the ownership or operation by Dart, Richfood or any of their Subsidiaries of all or any material portion of the business or assets of Dart and its Subsidiaries taken as a whole or compels Dart, Richfood, or any of their Subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Richfood or any of its Subsidiaries, or of Dart and its Subsidiaries taken as a whole, (3) imposes material limitations on the ability of Richfood, Merger Subsidiary or any other Subsidiary of Richfood to acquire or hold, or to exercise effectively full rights of ownership of, any Shares, including, without limitation, the right to vote any Shares acquired by Merger Subsidiary pursuant to the Offer or otherwise on all matters properly presented to Dart's stockholders, including, without limitation, the approval and adoption of the Agreement and the transactions contemplated thereby or (4) requires divestitures by Richfood, Merger Subsidiary or any other affiliate of Richfood of any Shares;

          (b) any of the representations and warranties of Dart set forth in the Agreement, when read without any exception or qualification as to materiality or Material Adverse Effect on Dart, shall not be true and correct as if such representations and warranties were made at the time of such determination (except as to any such representation or warranty which speaks as of a specific date, which must be untrue or incorrect as of such specific date) except where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to (i) have a Material Adverse Effect on Dart, (ii) prevent the consummation of the Offer or (iii) have a material adverse effect on the benefits to Richfood of the transactions contemplated by this Agreement;

          (c) (i) Dart shall not have performed, in all material respects, all obligations and complied with all covenants necessary to be performed or complied with by it, or (ii) an event shall have occurred relating to a non-wholly owned Subsidiary or Partnership of Dart that would be prohibited by the covenants set forth in Section 7.1.(a) hereof if such Subsidiary or
                                   ---------------
     Partnership had been wholly owned by Dart and which event has a material adverse effect on the benefits to Richfood of the transactions contemplated by this Agreement;

          (d) the Agreement shall have been terminated in accordance with its terms;

          (e) the Board of Directors of Dart shall have (i) withdrawn or materially modified or changed (including by amendment of the Schedule 14D-
     9) in a manner adverse to Merger Subsidiary its recommendation of the Offer, the Agreement or the Merger, or (ii) the Board of Directors of Dart shall have approved or recommended an Acquisition Proposal;

          (f) other than the filing of the Certificate of Merger with respect to the Merger as provided for by Section 3.3 of the Agreement, all licenses,
                                   -----------
     permits, authorizations, consents, orders, qualifications or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Authority requisite to consummation of the Merger and the transactions contemplated thereby, shall have been filed, occurred or been obtained, as the case may be, except any of the foregoing the absence of which would not result in a Material Adverse Effect on Dart;

          (g) it shall have been publicly disclosed or Merger Subsidiary shall have otherwise learned that any Person or "group" (as defined in Section 13(d)(3) of the Exchange Act), other than Richfood or its affiliates or any group of which any of them is a member, shall have (1) acquired beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Exchange
     Act) of more than 20% of any class or series of capital stock of Dart or shall have been granted an option, right or warrant, conditional or otherwise, to obtain more than 20% of any class or series of capital stock of Dart (including the Shares); or (2) without the prior consent of Richfood, entered into any binding agreement or understanding with Dart with respect to (A) a merger, consolidation or other business combination with, or acquisition of a material portion of the assets of, Dart, or (B) a tender or exchange offer for Shares; or

          (h) there shall have occurred and be continuing (i) any general suspension of trading in securities on any national securities exchange or in the over-the-counter market, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (iii) any indirect limitation (whether or not mandatory) by a United States Governmental Authority or agency on the extension of credit by banks or other financial institutions or (iv) a decline in the Dow Jones Industrial Average in excess of 25%, measured from the date hereof.

     The foregoing conditions are for the sole benefit of Merger Subsidiary and its affiliates and, subject to the terms of the Agreement, may be asserted by Merger Subsidiary regardless of the circumstances (including, without limitation, any action or inaction by Merger Subsidiary or any of its affiliates) giving rise to any such condition or may be waived by Merger Subsidiary, in whole or in part, from time to time in its sole discretion, except as otherwise provided in the Agreement. The failure by Merger Subsidiary at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right and may be asserted at any time and from time to time. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Agreement among Richfood, Merger Subsidiary and Dart to which this Annex I is attached.
                                                         -------

                                                                        ANNEX II
                                                                        --------

             CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION

                                                                       ANNEX III
                                                                       ---------

                        BYLAWS OF SURVIVING CORPORATION

                                     III-1